EXHIBIT 10.33
                                                                   -------------

                           FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT

            THIS FIRST AMENDED AND RESTATED LOAN AGREEMENT ("Agreement"), dated as of the 23rd day of February, 2001, is made and entered into by and among DYNAGEN, INC. ("DynaGen"), a Delaware corporation; RXBAZAAR.COM, INC. ("RxBazaar"), a Delaware corporation; SUPERIOR PHARMACEUTICAL COMPANY ("Superior"), an Ohio corporation; ARGOSY INVESTMENT PARTNERS, L.P. ("Argosy"), a Pennsylvania limited partnership formerly known as Odyssey Investment Partners, L.P.; and FINOVA MEZZANINE CAPITAL INC. ("FINOVA"), a Tennessee corporation formerly known as SIRROM CAPITAL CORPORATION, in its individual capacity and as Collateral Agent for FINOVA and Argosy (in this capacity, "Agent"; Argosy and FINOVA are referred to collectively as "Lenders").

                                    RECITALS:

            WHEREAS, DynaGen, FINOVA (then known as Sirrom Capital Corporation) and Argosy (then known as Odyssey Investment Partners, L.P.) entered into that Loan Agreement dated as of June 18, 1997, as amended by that Amendment and Agreement dated as of November 29, 1999 (as amended, the "1997 Loan Agreement"), pursuant to which DynaGen borrowed from FINOVA the principal sum of $2,000,000 and from Argosy the principal sum of $1,000,000 (collectively the "1997 Loans"); and

            WHEREAS, DynaGen has granted a security interest to secure all of its obligations to Lenders pursuant to that Security Agreement executed by DynaGen dated as of June 18, 1997 (the "DynaGen Security Agreement") and has for the same purpose granted a security interest in its stock of Superior pursuant to that Pledge and Security Agreement dated as of June 18, 1997 (the "DynaGen Pledge Agreement"); and

            WHEREAS, Superior is a wholly-owned subsidiary of DynaGen and has guaranteed DynaGen's obligations to Lenders pursuant to that Guaranty Agreement dated as of June 18, 1997 (the "Superior Guaranty") and has granted to Lenders a security interest in all of its personal property pursuant to that Security Agreement dated as of June 18, 1997 (the "Superior Security Agreement"); and

            WHEREAS, DynaGen has agreed to sell to RxBazaar all of DynaGen's stock in Superior, and in exchange RxBazaar has agreed to assume liability for the 1997 Loans; and

            WHEREAS, Lenders have agreed to consent to the proposed sale of the stock of Superior on various terms and conditions including, but not limited to, the requirement that RxBazaar's assumption of the 1997 Loans is made without the release of DynaGen as an obligor therefor and further that such sale be made without the release of the Superior Guaranty, the Superior Security Agreement or any other collateral that now secures the 1997 Loans, and Lenders have further agreed that neither RxBazaar nor Superior shall be liable for any obligations of DynaGen other than the 1997 Loans; and
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            WHEREAS, DynaGen, RxBazaar, Superior and Lenders have agreed to amend and restate the 1997 Loan Agreement to evidence the assumption of liability for the 1997 Loans by RxBazaar and to reflect other agreements among them;

                                   AGREEMENT:
                                   ----------

            NOW, THEREFORE, in consideration of the agreement of Lenders to consent to the sale of the stock of Superior, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the 1997 Loan Agreement is hereby amended and restated to provide in full as follows:

                                   ARTICLE 1
                                    THE LOAN
                                    --------

            1.1 Evidence of Loan Indebtedness and Repayment; Assumption. The parties acknowledge that as of the execution hereof, pursuant to the 1997 Loan Agreement, DynaGen owes FINOVA the principal sum of $1,500,000 pursuant to that Secured Promissory Note made by DynaGen dated June 18, 1997 in the original principal amount of $2,000,000 and owes Argosy the principal sum of $750,000 pursuant to that Secured Promissory Note made by DynaGen dated June 18, 1997 in the original principal amount of $1,000,000 (the "1997 Notes"). RxBazaar hereby assumes the obligations evidenced by the 1997 Notes for principal and for interest accrued beginning February 1, 2001 and Lenders hereby consent to this assumption, without release of DynaGen, and to this end the 1997 Notes shall be amended and restated concurrently with the effectiveness of this Agreement by First Amended and Restated Secured Promissory Notes made by RxBazaar in the amounts of the respective principal balances owed to FINOVA and Argosy and which shall provide for an extended final maturity of June 17, 2004 (the "Notes"). DynaGen shall remain liable for the assumed obligations as a guarantor of the Notes pursuant to an Unconditional Guaranty executed as of the date hereof. The Notes, this Agreement and any other instruments and documents executed by any person or entity evidencing, securing or in any way relating to the indebtednesses evidenced by the Notes are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents." The term "Obligations," as used herein, shall refer to (a) the principal, interest and expenses provided for in the Notes and any renewals, extensions, modifications or restatements thereof (collectively the "Loan"), (b) any and all other indebtednesses and other obligations of RxBazaar and/or Superior to Lenders under this Agreement and all other Loan Documents, and (c) all future advances made by Lenders and/or Agent for taxes, levies, insurance and preservation of the collateral securing the foregoing obligations (the "Collateral") and all attorneys' fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness or obligations and the enforcement and protection of the security interest created hereby or by the other Loan Documents. Without limiting or expanding the foregoing, the "Obligations," as defined herein, shall not include any obligations of DynaGen or Superior to Lenders arising from the Lenders' put rights under those Stock Purchase Warrants dated June 18, 1997 or Secured Promissory Notes issued in favor of Lenders as of the date hereof in respect of

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the exercise of such put rights, any obligations of DynaGen respecting its
Series L Preferred Stock, or any obligations of DynaGen or Superior to Lenders arising from any provision of the 1997 Loan Agreement that are not restated in this Agreement, it being the intention of the parties that only liability for the matters specifically described in the preceding sentence shall constitute the Obligations under this Agreement. THE AMENDMENT AND RESTATEMENT OF THE 1997 LOAN AGREEMENT AND OF THE 1997 NOTES ONLY EVIDENCES THE ASSUMPTION OF THOSE OBLIGATIONS BY RXBAZAAR WITHOUT RELEASE OF DYNAGEN AND SHALL NOT BE REGARDED AS SATISFACTIONS OR NOVATIONS THEREOF. ALL SECURITY FOR THE PAYMENT OF THE OBLIGATIONS REMAINS IN FULL EFFECT, WITH NO INTERRUPTION OF ATTACHMENT, PERFECTION OR PRIORITY. (RxBazaar is sometimes referred to as "Borrower" and Superior and RxBazaar are sometimes referred to each as an "Obligor" and collectively as "Obligors"). Following the execution of this Agreement, the consent of, or notice to, DynaGen shall not be required for the amendment, waiver, restatement, extension or modification in any respect of any provision of this Agreement or of the Notes or related Loan Documents (except that DynaGen's consent will be required for any amendment of the conversion rights as to its stock granted in Section 1.4 hereof), and the continuing liability of DynaGen therefor shall not be impaired in any way by the absence of any such notice or consent; provided, however, DynaGen shall not be liable for any new advances of principal (other than amounts added to principal due in respect of capitalizations of expenses or of interest on the Obligations as defined herein) made to RxBazaar or Superior after the date hereof.

            1.2 Assumption and Extension Fee. Concurrently with the effectiveness of this Agreement, DynaGen or RxBazaar, as they may agree between themselves, shall pay to FINOVA an assumption and extension fee of $30,000 and shall pay to Argosy an assumption and extension fee of $15,000.

            1.3 Prepayment. The indebtedness evidenced by the Notes may be prepaid in whole or in the increments set forth in each Note pursuant to the terms of the Notes, at any time and from time to time, without penalty or premium; provided that any prepayment shall be made on a pro rata basis among Lenders.

            1.4 Conversion Right.

                (a) Right to Convert. At the option of the respective Lenders, at any time and from time to time, the indebtedness evidenced by the Notes may be converted in whole or in part to common stock of DynaGen or of RxBazaar, as a Lender may elect. If converted into stock of DynaGen, the converting Lender(s) shall assign to DynaGen the Loan being converted or, if the Loan is being converted only in part, the converting Lender(s) shall grant to DynaGen a last-out participation interest therein equal to the amount being converted and, in view of the fact that DynaGen is a guarantor of the Loans, DynaGen shall have no rights whatsoever to participate in the administration of the Loan in which it may have such a participation interest or to receive payments thereunder unless and until the Loans have, from the perspective of the Lenders, been paid in full. If converted into

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            stock of RxBazaar, the converting Lender(s) shall credit RxBazaar with the payment of the Obligations in the amount converted, with such payment to be allocated to principal, interest or expenses as the converting Lender(s) may elect. Any such conversion shall be effected as follows. A Lender may elect to convert by giving the issuer an irrevocable written notice of election effective as of the date the notice is received by the issuer (a "Conversion Notice"). The Conversion Notice shall specify the amount of the Obligations being converted and, if a partial conversion, shall allocate the Obligations converted among principal, interest and expenses outstanding. The price of the common stock that will be used in making this conversion shall be average closing bid price of the stock (as reported by Bloomberg, LP or, if not so reported, as reported in the over-the-counter market) for the three trading days next preceding the Conversion Date; provided, that if the common stock is not then publicly traded then the conversion price shall be the fair market value of the common stock as of the Conversion Date as determined in good faith by the issuer's board of directors. The shares to be issued shall be rounded up to the next whole share. The conversion shall be deemed effective on the Conversion Date, and within five (5) business days thereafter, (i) the issuer shall deliver to the converting Lender one or more certificates evidencing the resulting common shares of the issuer's stock, free of any encumbrance or restriction excepting only customary legends regarding securities law matters, and (ii) the converting Lender shall deliver to the issuer (w) the original Note marked "paid," if converted in full into shares of RxBazaar, (x) a formal written advice of the credit against the Loan, if converted in part into shares of RxBazaar, (y) the original Notes endorsed without warranty or recourse, if the Loans are converted in full into shares of DynaGen or (z) appropriate evidence of the grant of a participation interest without warranty or recourse also in the Loan if converted in part into shares of DynaGen.

                (b) Registration Rights. At the option of the respective
            Lenders, at any time after common stock is issued pursuant to the conversion right under this Agreement and during which the equity securities of the particular Obligor are publicly traded, a Lender may request in writing that the issuer cause the registration of the Lender's common stock pursuant to the Securities Act of 1933; provided, however, a Lender shall not be entitled to obtain registration of stock of RxBazaar in its initial public offering or within a lockup period that is applicable to management stock of up to two hundred forty (240) days thereafter as may be required by the underwriter of the initial public offering. Upon receipt of such a request from a Lender, the issuer shall at its own expense promptly use its best efforts to prepare and file with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") for the sale of the shares described in the requesting Lender's notice to the issuer. The issuer shall advise the requesting Lender of the progress of these efforts at least once each week in writing until the registration has been accomplished.

                (c) Authorized and Reserved Shares. Each Obligor represents and warrants that it has reserved for issuance pursuant to the conversion right provided a sufficient

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            number of shares to effect the conversion if executed on the date hereof. Obligors shall increase the number of reserved shares to equitably reflect the effect of any stock split, stock dividend or other event that would likely affect the number of shares necessary to make possible the full conversion of the Loans into stock under this Agreement as such transactions occur.

            1.5 Intercreditor Agreement; Security Interest in Assets and Pledge of Superior Stock. In connection with this Amended and Restated Loan Agreement, each Lender is simultaneously entering into that certain Intercreditor Agreement dated as of even date herewith by and among the Lenders and The CIT Group/Business Credit, Inc. ("CIT"), a New York corporation, pursuant to which, among other things, each Lender at CIT's request is subordinating its right, title and interest in the assets and stock of Superior and the assets of RxBazaar to a security interest granted in favor of CIT. RxBazaar shall instruct CIT to return the pledged certificate(s) to FINOVA as agent for the Lenders if CIT wishes to release its security interest in such shares due to its having received payment in full or otherwise.

            1.6 Status of Loan Agreement. As amended hereby, the Loan Agreement and each of the Notes shall remain in effect hereafter. Each Lender hereby, by executing and delivering this Amended and Restated Loan Agreement, confirms that
(i) it has voluntarily refrained from exercising its remedies in connection with any past payment obligations of DynaGen under the Loan, the Loan Agreement or the applicable Note from June 18, 1997 to the date hereof, and (ii) it is not aware of any Event of Default thereunder or matter which, with the giving of notice, the passing of time, or both, would become an Event of Default, that has not been cured concurrently with the effectiveness of this Agreement. Each of DynaGen and each Obligor acknowledges and agrees that the Lenders' past voluntary forbearance or waiver does not evidence or create any obligation on their part to similarly forbear upon the occurrence of any future Event of Default.

            1.7 Exercise of Put Rights; Conversion and Cancellation of Warrants. The Stock Purchase Warrants dated as of June 18, 1997 issued in favor of Lenders respecting the purchase of common stock of DynaGen (the "DynaGen Warrants") contained a feature by which the holders thereof are entitled either to put the warrants to DynaGen for a cash payment or to substitute the warrants for stock purchase warrants to purchase common stock of Superior, which substitute warrants were also executed and dated as of June 18, 1997 (the "Superior Warrants"). The put rights of the DynaGen Warrants have been exercised by FINOVA and Argosy. Concurrently with the effectiveness of this Agreement, DynaGen is making payments on these put obligations in the amount of $200,000 to FINOVA and in the amount of $100,000 to Argosy. DynaGen shall also make additional payments as provided in certain Secured Promissory Notes of this date issued by DynaGen to FINOVA and to Argosy, respectively. In consideration of these payments and the issuance of said Secured Promissory Notes, the DynaGen Warrants and the Superior Warrants are hereby canceled and shall be of no further force or effect.

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                                   ARTICLE 2
                                    SECURITY
                                    --------

            2.1 Security Provided by Borrower. Borrower shall provide the following as security for the Obligations:

                (a) Security Agreement granting a security interest in all personal property of Borrower, together with appropriate UCC financing statements, subject only to a prior perfected security interest in favor of CIT; and

                (b) Pledge Agreement granting a security interest in 100% of the stock of Superior, subject only to a prior perfected security interest in favor of CIT.

            2.2 Security Provided by Superior. Superior shall provide the following as security for the Obligations:

                (a) Superior hereby reaffirms and agrees that the Superior
            Guaranty continues to secure the Obligations as amended and restated by this Agreement and by the other documents executed in connection herewith.

                (b) Superior hereby reaffirms and agrees that the Superior
            Security Agreement continues to secure the Obligations as amended and restated by this Agreement and by the other documents executed in connection herewith, subject to a prior perfected security interest in favor of CIT.

                (c) Lenders hereby agree that the Superior Guaranty and the
            Superior Security Agreement shall hereafter secure only the "Obligations" as defined in this Agreement and, without limiting the foregoing, shall not continue to secure any put obligations or obligations respecting Series L Preferred Stock of DynaGen to Lenders.

            2.3 Security Provided by DynaGen. DynaGen shall execute and deliver to Lenders an Unconditional Continuing Guaranty (the "DynaGen Guaranty") as evidence of the continuing liability of DynaGen for the Obligations as assumed by RxBazaar and shall therein confirm the continuing effect of all security therefor provided by DynaGen and its subsidiaries.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

            3.1 Obligors' Representations. Each Obligor hereby represents and warrants to Lenders as follows, except as disclosed in any schedule hereto. The disclosures in any schedule hereto shall qualify every other section of this Agreement to the extent it is reasonably clear from a reading of such schedule that the disclosures contained therein are applicable to such other sections.

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                (a) Corporate Status. Each Obligor is a corporation duly
            organized, validly existing and in good standing under the laws of the State of Delaware (RxBazaar) or Ohio (Superior); and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Each Obligor is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on Obligor's financial condition or its ability to conduct its business in the manner now conducted.

                (b) Subsidiaries. Schedule 3.1(b) hereto is a complete list of each corporation, partnership, joint venture or other business organization (the "Subsidiary" or, with respect to all such organizations, the "Subsidiaries") in which each Obligor or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which each Obligor or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by such Obligor. Each Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 3.1(b), which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested or otherwise indicated that (or inquired whether) it is required so to qualify. Each Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. The outstanding capital stock of each Subsidiary which is a corporation is validly issued, fully paid and nonassessable. Obligors and their Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on Schedule 2.1(b), free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind. Except where otherwise indicated herein or unless the context otherwise requires, any reference to Obligors herein shall include Obligors and all and each of their Subsidiaries.

                (c) Authorization. Each Obligor has full legal right, power and authority to conduct its business and affairs. Each Obligor has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity, except as set forth on Schedule 3.1(c). The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which each Obligor is a party, and the performance by each Obligor of its obligations thereunder are within the corporate powers of each Obligor and have been duly authorized by all necessary corporate action properly taken and Obligors have received all necessary governmental approvals, if any, that are required. The officer(s) executing this

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            Agreement, the Notes and all of the other Loan Documents to which each Obligor is a party are duly authorized to act on behalf of each Obligor.

                (d) Validity and Binding Effect. This Agreement and the other
            Loan Documents are the legal, valid and binding obligations of each Obligor, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

                (e) Capitalization. As of the date hereof, the authorized
            capital stock of Borrower consists solely of 60,000,000 shares of common stock, $.001 par value per share ("Common Stock") and 10,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). Attached hereto as Schedule 3.1(e) is a table showing the capitalization of RxBazaar, as of the date hereof, on a fully diluted basis. As of the date hereof, Borrower does not have outstanding any stock or securities convertible or exchangeable for any shares of its Common Stock or containing any profit participation features, and does not have outstanding any rights or options to subscribe for or to purchase its Common Stock or any stock appreciation rights or phantom stock plans, except as set forth on Schedule 3.1(e). Schedule 3.1(e) accurately sets forth the following with respect to all outstanding options and rights to acquire the Borrower's Common Stock: (i) the total number of shares issuable upon exercise of all outstanding options; (ii) the range of exercise prices for all such outstanding options; (iii) the number of shares issuable, the exercise price and the expiration date for each such outstanding option; and (iv) with respect to all outstanding options, warrants and rights to acquire Borrower's capital stock, the holder, the number of shares covered, the exercise price and the expiration date. As of the date hereof, Borrower is not be subject to any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on Schedule 3.1(e). As of the date hereof, all of the outstanding shares of Borrower's capital stock are validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.1(e), there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights, held by stockholders or option holders of Borrower, with respect to the issuance of the stock of Borrower resulting from the exercise of conversion rights provided above in this Agreement. To the best of Borrower's knowledge, there are no agreements among Borrower's shareholders with respect to any other aspect of Borrower's affairs, except as set forth on Schedule 3.1(e). Borrower owns all of the issued and outstanding shares of capital stock of Superior and Superior does not have outstanding any options, covenants or other agreements for the issuance of any equity securities except in favor of Lenders.

                (f) Trademarks, Patents, Etc. Schedule 3.1(f) is an accurate and complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, licenses, formulas and applications therefor owned by each Obligor or used or required by each Obligor in the operation of its business, title to each of which is,

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            except as set forth in Schedule 3.1(f) hereto, held by such Obligor free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. Except as set forth in Schedule 3.1(f), each Obligor owns or possesses adequate (and will use its best efforts to obtain as expediently as possible any additional) licenses or other rights to use all patents, trademarks, trade names, service marks, trade secrets or other intangible property rights and know-how necessary to entitle such Obligor to conduct its business as presently being conducted. There is no infringement action, lawsuit, claim or complaint which asserts that any Obligor's operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of such Obligor or any adversely held trademarks, trade names, trademark registrations, service names, service marks or copyrights, and no Obligor is in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. Except as set forth in Schedule 3.1(f), each Obligor has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any claim, right, trademark, patent or copyright protection of any third party. As used herein, "proprietary information" includes without limitation, (i) any computer programming language, software, hardware, firmware or related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by such Obligor or marketing studies conducted by such Obligor, all of which such Obligor considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties.

                (g) No Conflicts. Consummation of the transactions contemplated hereby and the performance of the obligations of each Obligor under and by virtue of the Loan Documents do not conflict with, and will not result in any breach of, or constitute a default or trigger a lien under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which any Obligor is a party or by which any Obligor or its respective properties may be bound or affected or to which Obligors have not obtained an effective waiver.

                (h) Litigation. Except as set forth in Schedule 3.1(h), there are no actions, suits, arbitrations, administrative hearings or other proceedings pending, or, to the knowledge of each Obligor threatened, against or affecting any Obligor or any of Obligor's property or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency. To each Obligor's knowledge, such Obligor is not subject to any order, writ, injunction, decree or demand of any court or any governmental authority.

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                (i) Financial Statements. The unaudited financial statements of
            Obligors dated December 31, 2000, which are attached hereto as
            Schedule 3.1(i)(A), are true and correct in all material respects, have been prepared on the basis of generally accepted accounting principles consistently applied (except for the inclusion of footnotes), and fairly present the financial condition of Obligors as of the date(s) thereof and the statements of income and retained earnings and statements of cash flows present fairly the results of operations and cash flows of Obligors for the periods set forth therein. No material adverse change has occurred in the financial condition of any Obligor since the date(s) thereof, and no additional borrowings have been made by any Obligor since the date(s) thereof other than as set forth on Schedule 3.1(i)(B).

                (j) Other Agreements; No Defaults. Except as set forth in
            Schedule 3.1(j) hereto, no Obligor is a party to any indenture, loan or credit agreement, lease or other agreement or instrument, or subject to any charter or corporate restriction, that could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of such Obligor, or the ability of such Obligor to carry out its obligations under the Loan Documents to which it is a party. No Obligor is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, including but not limited to this Agreement and the other Loan Documents, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

                (k) Compliance With Law. Each Obligor has obtained all necessary licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. Each Obligor is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that any noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect each Obligor's ability to perform its obligations under the Loan Documents.

                (l) Debt. Schedule 3.1(l) is a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing but excluding trade credit) in respect of which each Obligor or any of its properties is in any manner directly or contingently obligated for a principal amount exceeding $50,000 and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule 3.1(l).

                (m) Taxes. Each Obligor has filed or caused to be filed all tax returns that are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved in accordance with generally accepted accounting principles). No tax liens have been filed against any Obligor or any of its property.

                (n) Certain Transactions. Except as set forth on Schedule 3.1(n)
            hereto, no Obligor is indebted, directly or indirectly, to any of its shareholders, officers or directors or to their respective spouses or children, in any amount whatsoever, and none of said shareholders, officers or directors or any members of their immediate families, are indebted to any Obligor or have any direct or indirect ownership interest in any firm or corporation with which any Obligor has a business relationship, or any firm or corporation which competes with any Obligor, except that shareholders, officers and/or directors of each Obligor may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with any Obligor. No shareholder, officer or director or any member of their immediate families, is, directly or indirectly, interested in any material contract with any Obligor. No Obligor is a guarantor or indemnitor of any indebtedness of any person, firm, corporation or other legal entity except for another Obligor.

                (o) Statements Not False or Misleading. No representation or warranty given as of the date hereof by any Obligor contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished by any Obligor to Lenders pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

                (p) Margin Regulations. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                (q) Significant Contracts. Schedule 3.1(q) is a complete and correct list of all contracts, agreements and other documents pursuant to which any Obligor receives revenues in excess of $50,000 per fiscal year or has committed to make expenditures in excess of $50,000 per fiscal year. Each such contract, agreement and other document is in full force and effect as of the date hereof and no Obligor knows of any reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

                (r) Environment. Each Obligor has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, except to the extent that such violations would not have a material adverse effect upon its business. Each Obligor has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters. No Obligor has received notice of, or knows of, or suspects facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities, except to the extent that such violations would not have a material adverse effect upon its business. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of each Obligor is free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (i) air emissions;
            (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises;
            (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (vi) other environmental, health or safety matters affecting any Obligor or its business, operations, assets, equipment, property, leaseholds or other facilities. No Obligor has any material indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

                (s) Fees/Commissions. No Obligor has agreed to pay any finder's fee, commission, origination fee or other such fee or charge to any person or entity other than Lenders with respect to the Loan contemplated hereunder.

                (t) ERISA. Each Obligor is in compliance in all material
            respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss. 1001 et seq.
            (1975), as amended from time to time ("ERISA"). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any pension plan is subject to the requirements of ERISA (a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; no Obligor nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); each Obligor and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of each Obligor or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and no Obligor nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

                (u) Title to Properties. Each Obligor has good, indefeasible and insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all liens other than Permitted Liens (as defined in Section 4.15 hereof).

                (v) Limited Offering of Notes. No Obligor nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, with, any person other than Lenders and not more than 35 other institutional investors. No Obligor nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes to
            Section 5 of the Securities Act of 1933, as amended, or the registration or qualification provisions of the blue sky laws of any state.

                (w) Registration Rights. No Obligor is under any obligation to register under the Securities Act of 1933, as amended, or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued, except for existing registration rights that are described in
            Section 3.1(w) of this Agreement.

                (x) Employees. No Obligor has any current labor problems or disputes which have resulted or such Obligor reasonably believes could be expected to have a material adverse effect on the operations, properties or financial condition of such Obligor, or Obligor's ability to perform its obligations hereunder.

                (y) Issuance Taxes. All taxes imposed on any Obligor in
            connection with the issuance, sale and delivery of the Notes and the capital stock issuable upon conversion of the Notes have been or will be fully paid by Obligors, and all laws imposing such taxes have been or will be fully satisfied by Obligors.

                (z) Solvency. As of the date hereof and giving effect to the making of the Loan, each Obligor (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

                                   ARTICLE 4
                            COVENANTS AND AGREEMENTS
                            ------------------------

            Obligors covenant and agree that during the term of this Agreement:

            4.1 Payment of Obligations. Obligors shall pay the indebtedness evidenced by the Notes according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Obligors to Lenders, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lenders to Obligors, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

            4.2 Financial Statements and Reports. Borrower shall furnish to each of Lenders (a) as soon as practicable and in any event within one hundred twenty
(120) days after the end of each fiscal year of Borrower, an audited consolidated and consolidating balance sheet of Obligors as of the close of such fiscal year, an audited consolidated and consolidating statement of operations of Obligors as of the close of such fiscal year and an audited consolidated and consolidating statement of cash flows for Obligors for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and certified by an officer of Borrower and accompanied by a certificate of the President of Borrower, stating that to the best of the knowledge of such officer, Obligors have kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Obligors propose to take in connection therewith), (b) within forty-five (45) days of the end of each calendar month, a status report indicating the financial performance of each Obligor during such month and the financial position of each Obligor as of the end of such month in the format required by Lenders (which format will be delivered to Obligors on a diskette), (c) within thirty (30) days of the end of each quarter, a consolidated balance sheet of Obligors as of the close of such quarter and a consolidated statement of operations of Obligors as of the close of such quarter, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments), and
(d) with reasonable promptness, such other financial data, including without limitation, accounts receivable agings and accounts payable reports, as Lenders may reasonably request.

            4.3 Maintenance of Books and Records; Inspection. Each Obligor shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and after reasonable notice from Lenders, permit Lenders, their officers and employees and any professionals designated by Lenders in writing, at such Obligor's expense, to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with such Obligor or the principal officers of such Obligor during reasonable business hours, all at such times as Lenders may reasonably request; provided that no such inspection shall materially interfere with the conduct of such Obligor's business.

            4.4 Insurance. Without limiting any of the requirements of any of the other Loan Documents, Obligors shall maintain, in amounts customary for entities engaged in comparable business activities, (a) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lenders, such approval not to be unreasonably withheld or delayed), and (b) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in Obligors' business. Obligors will make reasonable efforts to obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to the Obligors' Boards of Directors. At the request of Agent, Obligors will deliver forthwith a certificate specifying the details of such insurance in effect.

            4.5 Taxes and Assessments. Each Obligor shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon such Obligor upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that any Obligor in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves in accordance with generally accepted accounting principles are maintained with respect thereto.

            4.6 Corporate Existence. Each Obligor shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

            4.7 Compliance with Law and Other Agreements. Except where the failure to do so would not materially adversely affect a Obligor's operations, properties, financial condition or its ability to fulfill its obligations under the Loan Documents, each Obligor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which each Obligor is a party or by which each Obligor or any of its properties is bound. Without limiting the foregoing, each Obligor shall pay all of its indebtedness promptly in accordance with the terms thereof.

            4.8 Notice of Default. Obligors shall give written notice to Lenders of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

            4.9 Notice of Litigation. Obligors shall give notice, in writing, to Lenders of (a) any actions, suits or proceedings, instituted by any persons whomsoever against Obligors or affecting any of the assets of Obligors wherein the amount at issue is in excess of One Hundred Fifty Thousand and No/100ths Dollars ($150,000.00) and (b) any dispute, not resolved within sixty (60) days of the commencement thereof, between any Obligor on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of any Obligor.

            4.10 Conduct of Business. Each Obligor will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement.

            4.11 ERISA Plan. If Obligors have in effect, or hereafter institutes, a Plan that is subject to the requirements of ERISA, then the following warranty and covenants shall be applicable during such period as any such Plan shall be in effect: (a) such Obligor hereby warrants that, to Obligor's knowledge, no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement; (b) such Obligor hereby covenants that throughout the existence of the Plan, such Obligors' contributions under the Plan will meet the minimum funding standards required by ERISA and such Obligor will not institute a distress termination of the Plan; and (c) such Obligor covenants that it will send to Lenders a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the PBGC, at the time that such notice is so filed.

            4.12 Dividends, Distributions, etc. Except as permitted in Schedule
4.12 hereof, without the prior written consent of the holders of a majority of the principal amount of the Loan outstanding at such time (the "Majority Lenders"), no Obligor shall declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of the capital stock of any Obligor, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan.

            4.13 Guaranties; Loans; Payment of Debt. Without prior written consent of the Majority Lenders, no Obligor shall guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever, except for the endorsement of negotiable instruments payable to any Obligor for deposit or collection in the ordinary course of business. Without the prior written consent of the Majority Lenders, no Obligor shall (a) make any loan, advance or extension of credit to any person other than in the ordinary course of business, or (b) make any payment on any subordinated debt, other than trades payable incurred in the ordinary course of business.

            4.14 Debt. Without the prior written consent of the Majority Lenders (which shall not be unreasonably withheld with respect to subsection 4.14(c)), no Obligor shall create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

                (a) the indebtedness evidenced by the Notes;

                (b) the endorsement of negotiable instruments payable to any
            Obligor for deposit or collection in the ordinary course of business;

                (c) trade payables incurred in the ordinary course of business of any Obligor (each of which, individually, does not exceed $500,000 (excluding trade payables incurred for the purchase of inventory for resale, as to which no limit shall apply); and

                (d) the indebtedness listed on Schedule 3.1(l) hereto.

            4.15 No Liens. Without the consent of the Majority Lenders, no Obligor shall create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its assets, now owned or hereafter acquired, except the following permitted liens (the "Permitted Liens"):

                (a) liens in favor of Agent and/or Lenders relating to the
            Obligations;

                (b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

                (c) liens on leased equipment granted in connection with the leasing of such equipment in favor of the lessor of such equipment;

                (d) liens described on Schedule 3.1(l) hereto.

            4.16 Mergers, Consolidations, Acquisitions and Sales. Without the prior written consent of the Majority Lenders, no Obligor shall (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor
(c) sell, transfer, convey, or lease all or any substantial part of its assets (except for the transfer of lien interests permitted under this Agreement), nor
(d) create any Subsidiaries nor convey any of its assets to any Subsidiary. Lenders shall consent to the merger of either Obligor into the other provided that they are given at least ten (10) days advance written notice thereof and there are no terms of the merger that would in their reasonable judgment impair their collateral position or the value or creditworthiness of the combined entity.

            4.17 Transactions With Affiliates. Except for the presently existing agreements with Affiliates are listed in Schedule 4.17 hereto, no Obligor shall enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of any Obligor's business and upon fair and reasonable terms no less favorable to such Obligor than such Obligor would obtain in a comparable arm's length transaction with a person not an affiliate. For the purposes of this Section 4.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with such Obligor. Obligors shall not be regarded as affiliates of one another with respect to any direct dealings between them. As of the execution of this Agreement, DynaGen and RxBazaar take the position that they are not affiliates, which position FINOVA accepts, but DynaGen and RxBazaar do further agree that even though not affiliates they will observe the restrictions of this Section 4.17 in their dealings with one another.

            4.18 Intentionally Deleted.

            4.19 Environment. Each Obligor shall be and remain in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify each Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify each Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit any Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at such Lender's request, and at such Obligor's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to such Lender, and such other and further assurances reasonably satisfactory to such Lender that the condition has been corrected.

            4.20 Landlord Consents. Each Obligor shall use its best efforts to obtain a Landlord Consent and Subordination of Lien, in a form reasonably satisfactory to the Majority Lenders, from each landlord from whom such Obligor now or hereafter may lease space in any state whose laws provide such landlord a lien on the assets of the Obligor that is superior in to the security interest securing the Obligations.

            4.21 Fixed Charge Covenant. The ratio of cash flow from operations of Superior for each fiscal year to the aggregate of Superior's scheduled debt service for such year shall be no less than 1.35 to 1. For purposes of this covenant, the term "cash flow from operations" shall mean net income, plus depreciation, plus amortization expense, plus the interest portion of scheduled debt service, all determined in accordance with generally accepted accounting principles.

                                   ARTICLE 5
                              CONDITIONS TO CLOSING
                              ---------------------

            5.1 Closing of the Loan. The obligation of each Lender to fund its portion of the Loan on the date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

                (a) Obligors shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

                (b) Lenders shall have received all of the closing documents listed on the Closing Agenda attached hereto as Schedule 5.1(b), finally executed and in form and substance acceptable to Lenders.

                (c) All payments through the interest payment due February 1,
            2001 on the Obligations shall have been paid.

                                   ARTICLE 6
                              DEFAULT AND REMEDIES
                              --------------------

            6.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

                (a) Default in the payment of the principal of or interest on the indebtednesses evidenced by the Notes in accordance with the terms of the Notes, which default is not cured within five (5) days;

                (b) Any misrepresentation by Obligors as to any material matter hereunder or under any of the other Loan Documents, or delivery by Obligors of any schedule, statement, resolution, report, certificate, notice or writing to Lenders that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

                (c) Failure of Obligors or any Affiliate to perform any of its obligations, covenants or agreements under this Agreement, the Notes or any of the other Loan Documents;

                (d) Any Obligor (i) shall generally not pay or shall be unable to pay its debts as such debts become due, or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) shall have had any such petition or application filed or any such proceeding commenced against it that is not dismissed within thirty
            (30) days, or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

                (e) Any Obligor shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

                (f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

                (g) Any Obligor shall default in the timely payment or
            performance of any obligation now or hereafter owed to Lenders in connection with any other indebtedness of any Obligor now or hereafter owed to Lenders;

                (h) Any Obligor shall have defaulted and continue to be in default in the timely payment of or performance of any covenant relating to any other indebtedness or obligation which in the aggregate exceeds Fifty Thousand and No/100ths Dollars ($50,000.00) or materially adversely affects such Obligor's operations, properties or financial condition, including the indebtedness owed to CIT.

                (i) A change in the executive staff or management of any Obligor shall occur such as would create a right of approval or a default or Event of Default under the loan documents evidencing the credit between CIT and Obligors as originally executed and delivered to Lenders unless Lenders consent thereto in writing.

            With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Obligors given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Obligors and an opportunity to cure any Curable Default of which Obligors have had actual knowledge for the requisite number of days set forth above.

            IT IS FURTHER AGREED THAT, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, NEITHER THE OCCURRENCE OF A GUARANTY EVENT OF DEFAULT UNDER THE DYNAGEN GUARANTY NOR ANY OTHER EVENT OR CONDITION THAT MAY AFFECT GUARANTOR BUT WHICH DOES NOT AFFECT EITHER OBLIGOR AS TO CREATE AN EVENT OF DEFAULT RESPECTING AN OBLIGOR UNDER THIS AGREEMENT SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER THIS AGREEMENT OR ALLOW LENDERS TO PURSUE ANY REMEDIES WHATSOEVER AGAINST OBLIGORS. UPON SUCH AN OCCURRENCE, EVEN THOUGH NO REMEDY MAY THEN BE HAD AGAINST OBLIGORS, PURSUANT TO THE TERMS OF THE DYNAGEN GUARANTY, LENDERS MAY PURSUE COLLECTION FROM DYNAGEN AND APPLY ALL NET COLLECTION PROCEEDS TO THE PAYMENT OF THE OBLIGATIONS IN THE INVERSE ORDER OF THEIR MATURITY. AS PROVIDED IN THE DYNAGEN GUARANTY, DYNAGEN SHALL HAVE NO RIGHT OF SUBROGATION, INDEMNITY, OR OTHER SUCH RIGHT ARISING FROM ANY PAYMENTS UNDER THE DYNAGEN GUARANTY UNLESS AND UNTIL THE LOANS HAVE BEEN PAID IN FULL.

            6.2 Acceleration of Maturity; Remedies.

                (a) Upon the occurrence of any Event of Default described in subsection 6.1(d), the indebtedness evidenced by the Notes as well as any and all other indebtednesses of any Obligor to Lenders shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Agent, upon the direction or consent of the Majority Lenders, at any time thereafter may accelerate the maturity of the indebtednesses evidenced by the Notes as well as any and all other indebtedness of any Obligor to Lenders; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtednesses evidenced by the Notes, and upon written direction of the Majority Lenders, Agent may pursue any or all of the following remedies, without any notice to any Obligor except as required below:

                    (i) Agent may exercise any right that it may have under any other document evidencing or securing the Obligations or otherwise available to Agent at law or equity.

                    (ii) In filing suit for payment or in exercising any right or remedy that Agent may have with respect to the Collateral, Agent shall act for the benefit of each of Lenders. Upon any foreclosure sale or disposition of the Collateral, Agent shall be entitled to enter a bid that is for ratable credit upon each of the Notes. Agent shall not be required to enter a cash bid unless all of Lenders have contributed a ratable portion of such cash to Agent. In the event that Agent acquires title to any of the Collateral, it shall do so on behalf of all of Lenders.

                    (iii) All proceeds from the liquidation, foreclosure,
                repossession, or public or private sale of the Collateral, or enforcement of Agent's security interest in the Collateral, or Agent's exercise of any rights or remedies pursuant to this Section or otherwise shall be, regardless of how each Lender may treat the payments for the purpose of its own accounting, for the purposes of computing Obligors' Obligations hereunder and calculating distributions under this subsection (xi), applied first, to the costs and expenses incurred by the Agent, acting as Agent, as set forth above, second, to the expenses of curing the default that has occurred in the event that Agent elects to cure the default that has occurred, third, to the ratable payment of accrued and unpaid interest on the Notes (in the same proportion that the then unpaid interest under each Note bears to the aggregate of the then unpaid interest under all of the Notes), fourth to the ratable payment of the unpaid principal of the Notes (in the same proportion that the then unpaid principal under each Note bears to the aggregate of the then unpaid principal under all of the Notes) fifth, to the payment of all other amounts then owing to the Agent or Lenders under the Loan Documents, and sixth, the remainder, if any, to Obligors or any other person legally entitled thereto. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of Lenders hereunder or under applicable law. To the extent that any Lender receives any payment in excess of that which it is entitled to receive hereunder, it shall promptly repay such amount to Agent to be distributed to the party or parties entitled thereto.

                    (iv) No disbursements shall be made by the Agent pursuant to this Section unless and until the Agent has first determined (based upon written notices provided by each Lender) the ratio that the principal and interest evidenced by each Lender's Note bears to the aggregate of all principal and interest evidenced by all of the Notes. As used herein, the term "proceeds" of the Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Collateral.

                    (v) If the Agent is required at any time to return to any
                Obligor or to a trustee, receiver, liquidator, custodian or similar official any portion of any payment or distribution made by Agent to any of Lenders pursuant to this Section or otherwise, then such Lender(s) shall, upon demand, immediately return to Agent any such payments made or transferred to such Lender(s), but without interest or penalty (unless Agent is required to pay interest or penalty on such amounts to the person recovering such payments). If, however, any such Lender(s) shall fail to make such payment within ten (10) days of Agent's demand, then the amount of such payment shall bear interest at the prime rate of interest plus one percent.

            6.3 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lenders and/or Agent by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lenders or Agent to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lenders may be exercised from time to time and as often as may be deemed expedient by Lenders or Agent.

                                   ARTICLE 7
                                  TERMINATION
                                  -----------

            7.1 Termination of this Agreement. This Agreement shall remain in full force and effect until the payment in full by Obligors of the Obligations, at which time Lenders shall cancel the Notes and deliver them to Obligors; provided, however, that the indemnity provided in Section 8.15 shall survive the termination of this Agreement.

                                    ARTICLE 8
                                  MISCELLANEOUS
                                  -------------

            8.1 Performance By Agent. If any Obligor defaults in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Agent may, at the option of the Majority Lenders, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lenders and/or Agent in connection therewith (including but not limited to reasonable attorneys' fees), with interest thereon at the highest default rate provided in the Notes, shall be immediately repaid to Lenders and/or Agent by such Obligor and shall constitute a part of the Obligations. The Majority Lenders shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

            8.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Obligors or by or on behalf of Lenders or Agent shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

            8.3 Costs and Expenses. Obligors agree to pay all reasonable costs and expenses incurred by any Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorneys' fees, promptly upon demand of such Lender. Obligors further agree to pay all premiums for insurance required to be maintained by

Obligors pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by any Lender and/or Agent in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of such Lender and/or Agent.

            8.4 Assignment. The Notes, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lenders. Any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lenders under all of the same to the extent transferred and assigned. Lenders may grant participations in all or any portion of its interest in the indebtedness evidenced by the Notes, and in such event Obligors shall continue to make payments due under the Loan Documents to Lenders and Lenders shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Obligors shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior written consent of the Majority Lenders.

            8.5 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Obligors hereunder and under all of the other Loan Documents.

            8.6 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            8.7 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Notes or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and other charges agreed to be paid to Lenders for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Obligors in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lenders that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Notes and/or refunded to Obligors so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Notes exceed the maximum amounts permitted from time to time by applicable law.

            8.8 Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

            8.9 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, the date of the first business day after telecopy or telex, or the date of actual delivery if sent by mailing, or the next business day after delivery to such courier service, as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of FINOVA is:       FINOVA Mezzanine Capital Inc.
                                500 Church Street, Suite 200
                                Nashville, TN 37219
                                Attention: Joe Agnetta
                                Telecopy No.: 615/726-1208

with a copy to:                 Boult, Cummings, Conners & Berry PLC
                                414 Union Street, Suite 1600
                                Nashville, Tennessee 37219
                                Attention: John E. Murdock III
                                Telecopy No.: 615/252-6359

The Address of Argosy is:       ARGOSY Investment Partners, L.P.
                                950 West Valley Road
                                Suite 2902
                                Wayne, Pennsylvania 19087
                                Attention: Kirk Griswold
                                Telecopy No.: 610/964-9524

The Address of DynaGen is:      DynaGen, Inc.
                                200 Highland Avenue
                                Suite 301
                                Needham, Massachussetts 02494
                                Attention: Jay Wadekar
                                Telecopy No.: 781/890-0118

with a Copy to:                 Foley, Hoag & Eliot LLP
                                One Post Office Square
                                Boston, Massachusetts 02109
                                Attention: Gerard P. O'Connor
                                Telecopy No.: 617/832-7000

The Address of Superior is:     Superior Pharmaceutical Company
                                200 Highland Avenue
                                Suite 301
                                Needham, Massachussetts 02494
                                Attention: Olaperi Onipede
                                Telecopy No.: 781/890-0118

With a Copy to:                 Bingham Dana LLP
                                One State Street
                                Hartford, CT 06103-3178
                                Attention: Dan I. Papermaster
                                Telecopy No.: 860/240-2800

The Address of RxBazaar is:     RxBazaar.com, Inc.
                                ------------------
                                200 Highland Avenue
                                Suite 301
                                Needham, Massachussetts 02494
                                Attention:Olaperi Onipede
                                Telecopy No.:781/890-0118

With a Copy to:                 Bingham Dana LLP
                                One State Street
                                Hartford, CT 06103-3178
                                Attention: Dan I. Papermaster
                                Telecopy No.: 860/240-2800

            8.10 Entire Agreement. This Agreement and the other written agreements between Obligors, Agent and Lenders represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by Obligors were not based upon any fact or material provided by Lenders, nor were Obligors induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lenders. Without limiting the foregoing, Lenders have made no agreements with any party hereto to consent to any future senior indebtedness that a party might propose to obtain.

            8.11 Governing Law and Amendments. This Agreement shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment, modification, termination or waiver of any provision of any Loan Document to which Obligors are a party, nor consent to any departure by any Obligor from any

Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders. It is understood, however, until there is an event of default by Obligors, the terms of the Notes may only be modified by the unanimous written consent of Lenders and Borrower.

            8.12 Survival of Representations and Warranties. All representations and warranties contained herein or in any of the Loan Documents made by or furnished on behalf of Obligors in connection herewith or in any Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents.

            8.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

            8.14 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Obligors, Lenders and their respective agents have participated in the preparation hereof.

            8.15 General Indemnification. Obligors agree, jointly and severally, to indemnify Lenders, Agent, their officers, directors, employees and agents (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") and each of them and agrees to hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever (except those arising solely by reason of the gross negligence or wilful misconduct of an Indemnified Party) which may be imposed on, incurred by, or asserted against the Indemnified Parties or any of them arising by reason of any action or inaction or omission to any act legally required of Obligors (including as required pursuant hereto or pursuant to any other Loan Document).

            8.16 Standard of Care; Limitation of Damages. Lenders shall be liable to Obligors only for matters arising from this Agreement or otherwise related to the Obligations resulting from Lenders' gross negligence or wilful misconduct, and liability for all other matters is hereby waived. Lenders shall not in any event be liable to Obligors for special or consequential damages arising from this Agreement or otherwise related to the Obligations.

            8.17 Consent to Jurisdiction; Exclusive Venue. Obligors hereby irrevocably consent to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lenders may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless the Majority Lenders agree to the contrary in writing.

            8.18 Waiver of Trial by Jury. LENDERS AND OBLIGORS HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                    FINOVA MEZZANINE CAPITAL INC.,

                    By: illegible
                        --------------------------------------------------------
                    Title: Vice President
                           -----------------------------------------------------

                    ARGOSY INVESTMENT PARTNERS, L.P.
                    By: Argosy Associates, L.P., its general partner

                        By: illegible
                            ----------------------------------------------------
                        Title: Vice President, Argosy Associates, Inc., its G.P.
                               -------------------------------------------------

                    RXBAZAAR.COM, INC.

                    By: C. Robert Cusick
                        --------------------------------------------------------
                    Title: Executive Vice President
                           -----------------------------------------------------

                    DYNAGEN, INC.

                    By: Dhananjay G. Wadekar
                        --------------------------------------------------------
                    Title: Executive Vice President
                           -----------------------------------------------------

                    SUPERIOR PHARMACEUTICAL COMPANY

                    By: C. Robert Cusick
                        --------------------------------------------------------
                    Title: President
                           -----------------------------------------------------

                               INDEX OF SCHEDULES
                               ------------------

  Schedule 3.1(b) - Subsidiaries
  Schedule 3.1(c) - Consents
  Schedule 3.1(e) - Capitalization Table
  Schedule 3.1(f) - Intellectual Property
  Schedule 3.1(h) - Litigation
  Schedule 3.1(i)(A) and (B) - Financial Statements
  Schedule 3.1(j) - Other Agreements
  Schedule 3.1(l) - Debt and Liens
  Schedule 3.1(n) - Certain Transactions
  Schedule 3.1(q) - Significant Contracts
  Schedule 3.1(w) - Registration Rights
  Schedule 4.12 - Permitted Dividends
  Schedule 4.17 - Affiliate Transactions
  Schedule 5.1(B) - Closing Documents